                                                                    Exhibit 10.6

                     19820 North Creek Parkway, Suite 100
                              Bothell, WA  98011


                                 July 2, 2001

Dr. David Albert
1508 Guilford Lane
Oklahoma City, OK  73120

Dear Dr. Albert:

     In connection with our recent acquisition of VitalCom, Inc. and as a result of the related consolidation and move of our operations to Tustin, California, we wish to clarify our severance policy in respect of your continued service as an employee of Data Critical Corporation (the "Company"). References to "you" and "Executive" mean Dr. David Albert.

     The Company may not terminate Employee's employment with the Company without cause unless it provides Employee at least thirty (30) days' advance written notice of such termination. In addition, in the event that at any time prior to December 30, 2001:

          (a) the Company terminates your employment at any point in time without cause, or

          (b) as a requirement of your continued employment with the Company, the Company requires you to permanently relocate to Tustin, California and, rather than relocate, you elect to voluntarily terminate your employment with the Company (which event shall be deemed a termination without cause), then in either such case the Company will pay you $17,875 per month (subject to customary withholding) for a period of two months after such termination in accordance with the Company's standard payroll procedures. For purposes of this letter, "cause" shall mean, the commission of an act of fraud or dishonesty in the course of your employment with the Company; conviction of a crime constituting a felony or in respect of any act of fraud, dishonesty or moral turpitude; failure to perform the duties assigned to you material to the business conduct of the Company under circumstances in which you knew or should have reasonably known that such failure would be detrimental to the Company, unless you remedy such failure not later than 30 days following delivery to you of a written notice from the Company describing such failure in reasonable detail.

     The Company and Executive acknowledge that Executive's employment is and shall continue to be at-will, as defined under applicable law, and that Executive's employment with the Company may be terminated by either party at any time for any or no reason, subject to the terms of this letter. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this letter or as otherwise required by law. Any payments, benefits, damages, awards, or other compensation provided for hereunder upon any termination hereof shall be inclusive of (and not additive to) any such amounts required pursuant to any applicable law. The rights and duties created by this letter may not be modified in any way except by a written agreement executed by or on behalf of the

Board of Directors of the Company.

     The terms of this letter may be amended or waived only with the written consent of the parties. This letter constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.
This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Any dispute or claim arising out of or in connection with this letter agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     Advice of Counsel. EACH PARTY TO THIS LETTER ACKNOWLEDGES THAT, IN EXECUTING THIS LETTER, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS LETTER. THIS LETTER SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.


                                 DATA CRITICAL CORPORATION:

                                 By:        /s/ Michael E. Singer
                                    ---------------------------------------
                                 Name:  Michael E. Singer
                                 Title: Executive Vice President, Corporate
                                        Development, Chief Financial Officer

                                 Address:
                                 19820 North Creek Parkway
                                 Suite 100
                                 Bothell, WA  98011


ACKNOWLEDGED AND AGREED:

DR. DAVID ALBERT


Signature:  /s/ David Albert
          ---------------------